UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2005

CASCADE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

3333-115637

(Commission File Number)

41-2122221

(IRS Employer Identification No.)

5151 E. Broadway, Suite 1600, Tucson AZ, 85711

(Address of principal executive offices and Zip Code)

(520) 512-5469

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 30, 2005, we issued to an institutional investor a $1,750,000 secured convertible debenture, convertible into shares of our common stock, par value $0.001 and a warrant to purchase an aggregate of 12,000,000 additional shares of our common stock at an exercise price of $0.2902 per share exercisable until November 30, 2010 in the private placement that we originally announced in our Form 8-K filed on December 21, 2005.

In addition, pursuant to the private placement, we issued warrants to purchase an aggregate of 4,812,130 shares of common stock to two broker dealers on December 15, 2005 at an exercise price of $0.2902 per share exercisable until November 30, 2010. The form of Common Stock Purchase Warrant was filed as an exhibit to our Form 8-K filed on December 21, 2005.

We issued the securities to two accredited investors pursuant to exemptions from registration as set out in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE ENERGY, INC.

/s/ Dane Brown

By: Dane Brown

Vice President, Corporate Development and Director

Date: January 9, 2006